Exhibit 99.1

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  October 12, 2007

BEDFORD OAK PARTNERS, L.P.

By:  Bedford Oak Management, LLC, its
     General Partner

By: /s/ Harvey P. Eisen
    -------------------------------
Name:  Harvey P. Eisen
Title: Chairman and Managing Member


BEDFORD OAK CAPITAL, L.P.

By:  Bedford Oak Management, LLC, its
     General Partner

By: /s/ Harvey P. Eisen
    -------------------------------
Name:  Harvey P. Eisen
Title: Chairman and Managing Member


BEDFORD OAK ADVISORS, LLC

By: /s/ Harvey P. Eisen
    -------------------------------
Name:  Harvey P. Eisen
Title: Chairman and Managing Member


HARVEY P. EISEN

  /s/ Harvey P. Eisen
  ---------------------------------
  /s/ Harvey P. Eisen